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                                                                      Exhibit 11
                                February 26, 1999


Getronics NV
Donauweg 10
P.O. Box 652
1000 Amsterdam
Netherlands

Attn:     Mr. A.H.J. Risseuw
          President and CEO

Gentlemen:

          You and Wang Laboratories, Inc. (referred to herein as "Wang Global" or the "Company") wish to enter into discussion regarding a possible business transaction (the "Possible Transaction"). In connection with those discussion's you will be requesting certain non-public information from Wang Global and Wang Global will be providing it to you. As a condition to Wang Global providing information to you, you agree to treat any information concerning Wang Global (whether prepared by the Company, its advisors or otherwise) (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter and to take or abstain from taking certain other actions herein set forth.

          1. In connection with the Proposed Transaction, Wang Global also may request information concerning your business. As a condition to being provided that information, Wang Global agrees to treat any information concerning your business (whether prepared by you, your advisors or otherwise) (herein collectively referred to as the "Your Evaluation Material") with the same confidentiality and subject to the same restrictions as this letter requires you to observe with respect to the information provided by Wang Global to you. The definition of Your Evaluation Materials excludes the same categories of information as are excluded below from the definition of Wang Global Evaluation Materials, reversing in that regard, of course, the references to you and Wang Global. You and Wang Global are referred to herein collectively as the "Parties."

          2. The term "Evaluation Material" does not include information which
(i) is already in your possession, provided that such information is not known by you to be subject to another confidentiality agreement with or other obligation of secrecy to Wang Global or another party, (ii) was, is or becomes generally available to the public other than as a result of a disclosure by you or your directors, officers, employees, agents or advisors (collectively "Advisors"), (iii) was, is or becomes available to you on a non-confidential basis from a source other than Wang Global or its directors, officers, employees, agents or advisors, provided that such source is not known by you to be bound by a confidentiality agreement with or other obligation of secrecy to Wang Global or another Party or (iv) has


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February 26, 1999
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been independently acquired or developed by you or your Advisors based on information other than Evaluation Material.

          3. You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating the Possible Transaction, and that such information will be kept confidential by you; provided, however, that (i) any of such information may be disclosed to your Advisors who need to know such information for the purpose only of evaluating the Possible Transaction (it being understood that such Advisors shall be informed by you of the confidential nature of such information and prior to the receipt of any Evaluation Materials shall have agreed to treat such information confidentially in accordance with the terms hereof), and (ii) any disclosure of such information may be made to which the Company consents in writing. You shall be responsible for any actions or omissions by your Advisors which if taken or not taken by you would be a breach of this letter agreement (an "Advisor Breach"), provided that you will not be responsible for any such Advisor Breach by any of your Advisors who expressly agrees in writing to be bound by the terms of this letter agreement as if such Advisor were an original Party hereto and with respect to which Advisor a signed copy of such agreement to be bound has been provided to the Company.

          4. You hereby acknowledge that you are aware, and that you will advise such Advisors who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

          5. Except for the circumstances set forth in paragraph 6 below, you agree that neither you nor your Advisors shall without the prior written consent of the Company, disclose to any person either the fact that discussions or negotiations are taking place concerning a Possible Transaction or any of the terms, conditions or other facts with respect to any such Possible Transaction, including the status thereof.

          6. In the event that you or any of your Advisors are requested or required, by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process, or under applicable law or regulations, to disclose any of the Evaluation Material or the fact that the Evaluation Material has been made available to you, that discussions or negotiations are taking place concerning the Possible Transaction or any of the terms or conditions or other facts with respect thereto, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy. If appropriate, the Company may waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, you or any of your Advisors are nonetheless, based on the written opinion of your outside legal counsel, legally compelled to disclose Evaluation Material or other information to any tribunal or under applicable law or


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February 26, 1999
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regulation or else stand liable for contempt or suffer other material censure or penalty, you or your Advisor may, without liability hereunder, disclose only that portion of the Evaluation Material and such other information which your outside counsel advises you is legally required to be disclosed, provided that you exercise your best efforts to preserve the confidentiality of the Evaluation Material and such other information being disclosed, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded by such tribunal to the Evaluation Material and such other information being disclosed.

          7. You hereby acknowledge and agree that the Evaluation Material is being furnished to you in consideration of your agreements under this letter, that you will not propose to the Company or any other person any transaction between you and the Company and/or its security holders (with respect only to the securities of the Company) or involving any of its securities or security holders (with respect only to securities of the Company) unless requested by the Board of Directors of the Company to make such a proposal, and that you will not acquire, or assist any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's securities, businesses or assets for a period of one year following the termination of this letter, unless the Company shall have consented in advance in writing to such acquisition.

          8. Although the Parties will endeavor to include in the Wang Global Evaluation Material and Your Evaluation Material, respectively, information that each believes to be relevant for the purpose of considering the Possible Transaction and responsive to the other Party's inquiries, the Parties understand and agree that neither of them nor any of their respective Advisors have made or will be deemed to have made any representation or warranty as to the accuracy or completeness of the Evaluation Material or Your Evaluation Material, as the case may be. The Parties agree that neither of them nor their respective Advisors shall have any liability to the other Party, or any of its Advisors, relating to the Evaluation Materials or Your Evaluation Materials

          9. In consideration of the Parties making the information and some of their key executives and employees available to each other to assist in the analysis of the Possible Transaction, the Parties agree that for a period beginning as of the date of this letter and ending two years after the termination of this letter, the Parties shall not hire or solicit for employment, directly or indirectly any of each others employees, including employees of their respective subsidiaries, with whom you or your advisors, on the one hand, or Wang Global and its advisors, on the other, have had contact during the course of discussions and meetings related to the Possible Transaction.

          10. In the event that you do not proceed with the Possible Transaction within a reasonable time and upon the request of the Company, you shall promptly redeliver to the Company or destroy all written Evaluation Material and any other written material containing or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by you or your advisors based on the

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February 26, 1999
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information in the Evaluation Material ("Independently Developed Materials.")
shall be destroyed, and upon request of the Company such destruction shall be certified in writing to the Company by an authorized officer supervising the destruction; provided, however, that your advisors may retain one copy of Independently Developed Materials for archival purposes or as may be required by law or regulatory authority, and such materials shall be maintained on a confidential basis and shall not be otherwise copied or distributed.

          You agree that unless and until a definitive agreement between the Company and you with respect to the Possible Transaction has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors or representatives thereof except, in the case of this letter, for the matters specifically agreed to herein. The agreement set forth in this paragraph may be modified or waived only by a separate writing by the Company and you expressly so modifying or waiving such agreement.

               This letter shall be governed by, and construed in accordance with, the laws of the State of New York. The Parties agree to submit to exclusive jurisdiction with respect to any disputes arising in connection with this letter to the courts of the State of New York. The Parties consent to the award of injunctive relief to and specific performance enforce the terms of their letter, in addition to any other remedy available at law or in equity and acknowledging that monetary damage will not be a sufficient remedy. Except as otherwise specifically set forth herein, this agreement and all obligations hereunder shall terminate two years from the date hereof.

                                        Very truly yours,

                                        WANG LABORATORIES, INC.


                                        By /s/ Albert A. Notini
                                          ------------------------------------
                                          Albert A. Notini, Sr. Vice President

Confirmed and Agreed to:

GETRONICS, NV


By: /s/ Jan Docter CFO
   ---------------------------------

Date: 1 March '99
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